SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	Commission File Number
March 19, 2003	0-8707

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact name of Registrant as specified in its charter)

Utah	87-0327982
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

75 East 1700 South Provo, Utah 84606
(Address of principal executive offices and zip code)

(801) 342-4300
(Registrant’s telephone number)

Item 7.  Financial Statements and Exhibits

(c)

99.1      Press release dated March 19, 2003.

99.2      Press release dated February 18, 2003.

Item 9.  Regulation FD Disclosure

Nature’s Sunshine Products, Inc. (NASDAQ:NATR) (the “Company”) announced on March 19, 2003 that its Board of Directors approved a new stock repurchase program for up to 1,000,000 additional shares of its common stock.  The Company also reported that it had completed the repurchase of 1,000,000 common shares authorized in September 2002 at an average purchase price of $9.98 per share.  Over the past three and a half years, the Company has repurchased approximately 3.0 million shares of common stock in the open market.  There are approximately 14.8 million of the Company’s shares outstanding.  The full text of the Company’s press release issued in connection with this matter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 18, 2003, the Company announced its fourth quarter and 2002 operating results.  The full text of the Company’s press release issued in connection with this matter is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2003	NATURE’S SUNSHINE PRODUCTS, INC.
	By:	/s/ CRAIG D. HUFF

Name: Craig D. Huff
Title: Chief Financial Officer and Secretary